UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 30, 2009

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)           Appointment of New Directors

Committee Assignments

On October 6, 2009, the board of directors of Granite City Food & Brewery Ltd. (the “Company”) determined the composition of the board’s committees following the election of four new directors who joined the board and the concurrent resignation of two directors on October 5, 2009, as previously reported in the Company’s Current Report on Form 8-K filed October 6, 2009.  The four new directors were named to the committees of the board as follows: Joel C. Longtin will serve on the Audit, Compensation, and Nominating Committees; John A. Pesicka will serve on the Audit, Nominating, and Executive Committees; Donald A. Dunham, Jr. will serve on the Executive Committee; and Todd W. Hanson will serve on the Executive Committee.

Current committee composition is as follows:

Corporate Governance and Nominating Committee:  John A. Pesicka, Eugene E. McGowan and Joel C. Longtin

Compensation Committee:  Bruce H. Senske, Joel C. Longtin and Eugene E. McGowan

Audit Committee:  Bruce H. Senske (Audit Committee financial expert), Joel C. Longtin and John A. Pesicka

Executive Committee:  Eugene E. McGowan, Steven J. Wagenheim, John A. Pesicka, Todd W. Hanson and Donald A. Dunham, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: October 7, 2009	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer